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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and the incorporation by reference in this registration statement of our reports dated October 31, 1995 included in or made a part of this registration statement and in The Shaw Group Inc.'s Form 10-K for the year ended August 31, 1995 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

New Orleans, Louisiana

November 15, 1996